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                                  EXHIBIT 10.5



                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                        COMPASS KNOWLEDGE HOLDINGS, INC.,
                              a Nevada corporation,

                                       AND

                     UNIVERSITY OF FLORIDA FOUNDATION, INC.,
                              a Florida corporation




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                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (the "Agreement") is entered into this ______ day of December, 1999 by and between COMPASS KNOWLEDGE HOLDINGS, INC., a Nevada corporation ("Compass") and UNIVERSITY OF FLORIDA FOUNDATION, INC., ("UFF").

                                    RECITALS:

         In consideration of the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Compass and UFF agree as follows:

                                   ARTICLE I.
                        PURCHASE AND SALE OF UFF INTEREST

         1.1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) UFF shall sell to Compass and Compass shall purchase from UFF the percentage of ownership interest, (i.e., 35 percent) which UFF owns in Intelicus, L.C., a Florida limited liability company (the "Membership Interest").

                                   ARTICLE II.
                            PURCHASE PRICE - PAYMENT

         2.1. PURCHASE PRICE. The purchase price (the "Purchase Price") to be paid by Compass for the Membership Interest shall be:

                  (a) Stock. Four hundred and sixty five thousand (465,000) shares of voting common stock in Compass (the "Acquisition Shares"). Rights to obtain any additional equity interest in Intelicus by UFFI (i.e., options, warrants, convertible debentures, etc.) immediately prior to the Acquisition shall be terminated and thereafter they shall be null and void, AD INITIO.

         2.2. DELIVERY AND PRICE OF MEMBERSHIP INTEREST.

                  (a) On the Closing Date and subject to the terms and conditions of this Agreement, Compass will deliver the Purchase Price in the form described in Section 2.1 above and UFF will deliver to Compass, with an appropriate instrument of conveyance, a certificate representing the Membership Interest. If the certificate evidencing the Membership Interest has been lost, stolen or destroyed, UFF will deliver to Compass an indemnity agreement and an affidavit providing such certificate is lost, stolen or destroyed.

         2.5 CLOSING. Consummation of the contemplated transaction (the "Closing") shall take place in the offices of Compass in Ocoee, Florida on December____, 1999 or on such other date or at such other time or place as may be mutually agreed upon in writing by the parties hereto (the "Closing Date"). Notwithstanding the foregoing Closing Date, the parties hereby agree that unless otherwise agreed in writing the Closing shall be effective on December 1, 1999 (the "Effective Date").

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES
                                     OF UFF

         UFF makes the following representations and warranties to Compass, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Compass, or any knowledge of Compass




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other than as specifically disclosed in the disclosure schedules delivered to
Compass, and shall survive the Closing of the transactions provided for herein for a period of twelve (12) months. Notwithstanding anything herein to the contrary, if Compass, by written notice prior to the expiration of the said twelve (12) month period, advises UFF of its question, dispute, debate, variance or contention relative to any specific representation or warranty of UFF such survival period shall be extended until such time as the matter in question is resolved.

         3.1. MEMBERSHIP INTEREST. UFF is the owner of the Membership Interest. The Membership Interest is validly issued to UFF, fully paid and nonassessable. Upon delivery of the Membership Interest, Compass will receive good and unencumbered title free and clear of all liens, restrictions, charges, encumbrances, and other security interests of any kind or nature whatsoever.

         3.2. CONSENTS. The execution, delivery and performance by UFF with respect to this Agreement and the consummation by UFF of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

         3.3. BROKERS. UFF does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Compass or Intelicus could become liable or obligated.

         3.4. DISCLOSURE. To the best information, knowledge and reasonable belief of UFF, no representation or warranty by UFF in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of UFF pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not materially misleading.

         3.5. POWER AND AUTHORITY; DUE AUTHORIZATION. UFF has full capacity, ability, power and authority to execute and deliver this Agreement and each of the Closing Documents to which it is or will be a party and to consummate the Transactions. No corporate proceeding which has not already been taken is necessary to approve the Transactions. Assuming that this Agreement and each of the Closing Documents to which Compass is a party constitutes a valid and binding agreement of Compass, this Agreement and each of the Closing Documents to which UFF is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of UFF in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by the applicable of general principles of equity.

         3.6 NO VIOLATION. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by UFF in connection with this Agreement, nor the consummation by UFF of the contemplated transactions will (i) violate any statute, law or regulation, or any order, injunction or decree of any court or governmental authority; (ii) require any authorization, consent, approval, or other action by any court or governmental agency; or (iii) violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any contract, understanding or arrangement, to which UFF may be bound, or which may result in the creation of any lien, charge or encumbrance upon the Membership Interest.

         3.7 LICENSES AND PERMITS. Except as set forth in Schedule 3.11, to the actual knowledge of UFF (without any investigation on the part of UFF), neither UFF or Intelicus has received notice of any violations in respect of any licenses, permits, concessions, grants, franchises, approvals or authorizations





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necessary or required for the use or (without having made any investigation)
ownership of Intelicus' assets and the operation of its business of which Compass is not aware. To the actual knowledge of UFF (without having made any investigation) no proceeding is pending or, to the actual knowledge of UFF, threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, contracts, franchises, approvals or authorizations.

         3.8 LITIGATION. Except as set forth in Schedule 3.12 to the actual knowledge and reasonable belief of UFF (without having made any investigation),
(i) there are no pending (served) actions, proceedings or regulatory agency investigations against Intelicus or threatened against Intelicus of which Compass is not aware, and (ii) no such action, proceeding, or regulatory agency investigation has been pending (served) during the three-year period preceding the date of this Agreement for which Compass, its subsidiaries or any of its officers, directors or employees has or will have any responsibility or will incur any costs or expenses. No assertion has ever been made to UFF, of which Compass is not aware, to the effect that Compass, any of its subsidiaries or any of its officers, directors or employees has or will have any liability as to a third party claim, and UFF has no knowledge of any basis for such an assertion.

         3.10 SECURITIES REPRESENTATIONS. UFF hereby represents and warrants to Compass as follows, recognizing that the information contained herein is being furnished to Compass in order to induce Compass to enter into the Transactions. UFF understands that (a) Compass will rely on the information contained herein,
(b) the Acquisition Shares will not be registered under the Act in reliance upon exemptions from registration afforded under the Act, which may include Regulation D promulgated thereunder ("Regulation D"), and (c) except as otherwise provided in the Registration Rights Agreement (as set forth in Section 6.8), the Acquisition Shares will not be registered and/or otherwise qualified under any state securities laws.

                  A. UFF is willing and able to bear the economic risk of an investment in the Acquisition Shares. UFF has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in Compass of the size contemplated. In making this statement, UFF considered whether UFF could afford to hold the Acquisition Shares for an indefinite period and whether, at this time, UFF could afford a complete loss of an investment in the Acquisition Shares.

                  B. UFF's purchase of the Acquisition Shares will be solely for UFF's own account and not for the account of any other person.

                  C. The Acquisition Shares are being acquired by UFF in good faith for investment and not without a view to distributing such Acquisition Shares to others or otherwise reselling said Acquisition Shares or any portion thereof. UFF understands that the substance of the above representations is (i) that UFF does not presently intend to sell or otherwise dispose of all or any part of the Acquisition Shares; (ii) that UFF does not now have in mind the sale or other disposition of all or any part of the Acquisition Shares on the occurrence or nonoccurrence of any predetermined event; and (iii) that Compass is relying upon the truth and accuracy of the representations.

                  D. UFF understands that the purchase of the Acquisition Shares is subject to risks as stated in the Due Diligence Materials (as hereinafter defined) or as otherwise may be applicable to similar investments.

                  E. UFF has reviewed the Due Diligence Materials and has engaged in an independent investigation of Compass, and no oral or written representations beyond those representations set forth herein or in the Due Diligence Materials have been made to or been relied upon by UFF.






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                                   ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF COMPASS

         Compass hereby makes the following representations and warranties to UFF, each of which Compass represents to be true and correct on the date hereof, shall remain true and correct to and including the Effective Date, shall be unaffected by any investigation heretofore or hereafter made by UFF, or any knowledge of UFF other than as specifically disclosed in the disclosure schedules delivered to UFF, and shall survive the Closing of the transactions provided for herein for a period of twelve (12) months. Notwithstanding anything herein to the contrary, if UFF, by written notice prior to the expiration of the said twelve (12) month period, advises Compass of any question, dispute, debate, variance or contention relative to any specific representation or warranty of Compass such survival period shall be extended until such time as the matter in question is resolved.

         4.1. ORGANIZATION. Compass is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is not required to be qualified or licensed as a foreign corporation in any other jurisdiction in which it has not done so already. Compass has the full power and authority to own all its assets and to conduct its business as and where its business is presently conducted.

         4.2. AUTHORITY AND APPROVAL OF AGREEMENT.

                  (a) The execution and delivery of this Agreement by Compass and the performance of all Compass's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of Compass pursuant to applicable law. Compass has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

                  (b) This Agreement and each of the other documents, instruments and agreements executed by Compass in connection herewith constitute the valid and legally binding agreements of Compass, enforceable against Compass in accordance with their terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies as may be limited by equitable principles.

         4.3. NO VIOLATIONS. Neither the execution, delivery or performance of this Agreement or any other documents, instruments or agreements executed by the Compass in connection herewith, nor the consummation of the transactions contemplated hereby: (a) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of Compass, any provision of any contract to which Compass or its assets may be bound, any judgment to which Compass is bound or any law applicable to Compass; or (b) results in the creation or imposition of any encumbrance upon, or give any third person any interest in or right to, any or all of the Acquisition Shares or any of the assets of Compass; or (c) results in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, Compass. Compass and its shareholders have received all necessary consents from Pioneer Venture Associates Limited Partnership and its affiliates to the issuance and transfer to UFF of the Acquisition Shares.

         4.4. CONSENTS. The execution, delivery and performance by Compass of this Agreement and the consummation by Compass of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.





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         4.5. BROKERS. Compass has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the UFF or the Company could become liable or obligated.

         4.6 OTHER REPRESENTATIONS AND WARRANTIES. (a) Compass has delivered to UFF a true and complete copy of its (i) audited financial statements for the fiscal years ended December 31, 1998 and 1997, and unaudited interim financial statements for the period ended October 31, 1999 (the "Compass Financial Statements"). The Compass Financial Statements are complete, accurate and fairly present the financial condition of Compass as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The Compass Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Compass as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

                  (b) Since October 31, 1999, there have not been any material adverse changes in the financial condition of Compass.

                  (c) Neither Compass nor any Compass subsidiary (hereinafter a "Compass Sub") is a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the Compass Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Compass, threatened or contemplated against or affecting a Compass Sub, Compass, its management or its properties.

                  (d) Compass and each Compass Sub have filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the Compass Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Neither Compass nor any Compass Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge.

                  (e) Compass's authorized capital stock presently consists of:
(i) 50,000,000 shares of Common Stock, $.001 par value, of which 14,750,000 (500,000 of which have been reserved for UFF) shares are presently issued and outstanding and 5,000 shares of Series A preferred stock, $.001 par value, of which 2,000 shares are issued and outstanding. All outstanding shares of capital stock of Compass and Compass Sub are, or shall be at Closing, validly issued, fully paid and nonassessable. Other than as set forth in the Certificate of Designation for the Series A Preferred Stock and described in Schedule 4.6(e), there are no existing options, calls, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either Compass or Compass Sub.

                  (f) Compass has (and at the Closing will have) disclosed in writing all events, conditions and facts materially affecting the business, financial conditions or results of operations of either Compass or a Compass Sub.

                  (g) The corporate financial records, minute books, an Information Statement dated November 1, 1999, a Private Placement Memorandum dated November 1, 1999, the Investment Agreement together with all exhibits entered into with Pioneer Venture Associates Limited Partnership dated November 5, 1999, the Agreement and Plan of Merger by and between Compass and Compass Knowledge Group, Inc. dated November 18, 1999 together with all exhibits and schedules and other documents and records of




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Compass and Compass Sub (the "Due Diligence Materials") have been made available to UFF prior to the Closing and to the best knowledge of Compass, all information contained therein is accurate.

                  (h) Neither Compass nor a Compass Sub has breached, nor is there any pending, or to the knowledge of management, any threatened claim that Compass has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its properties is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which Compass is subject. Compass hereby represents that it is not a party to any material contract or commitment other than as described herein, disclosed in the Due Diligence Materials or reflected in the appointment documents with its transfer agent, and that it has disclosed to UFF all material relationships or dealings with related parties or affiliates.

                  (i) To the best of its knowledge, Compass has complied with applicable provisions of the Securities Act of 1933 and all applicable blue sky laws. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto.

                  (j) To the best knowledge of Compass, all information regarding Compass which has been provided to UFF by Compass or set forth in any document disseminated to the public or filed with the NASD or the Securities and Exchange Commission is true, complete and accurate in all material respects.

         4.7. FULL DISCLOSURE. To the best knowledge of Compass, no representation or warranty by Compass in this Agreement or in any of the Due Diligence Materials, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Compass pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not materially misleading. It is further acknowledged that Compass has available to it information with respect to Intelicus and except as otherwise set forth herein, Compass has not relied on any representations by UFF regarding Intelicus.

         4.8. BOARD SEAT. Prior to or concurrently with the Closing, one (1) nominee of UFF, which shall initially be Robert Frank, Dean of the College of Health Professionals, shall be elected a director of Compass for a one (1) -year term. So long as UFF shall own at least 1% of Compass's issued and outstanding stock, as calculated on a fully diluted basis, Compass shall nominate and include in the list of candidates for directors recommended by the Board of Directors, and use its reasonable best efforts to have elected one nominee of UFF. In furtherance of the foregoing, Rogers W. Kirven, Jr. and Daniel Devine, or any trusts, or other entities or affiliates (collectively "Principal Shareholders") holding the voting rights to their shares, shall vote their shares in a manner to satisfy the provisions of this Section. Should a UFF nominee decline to be nominated as elected, any UFF designee shall have the right to attend any and all meetings of the board of directors of Compass, and Compass shall be required to deliver notice of any such meetings to UFF and such designee as if such designee were a director.

         4.9. ACCESS. Subject to the execution of an appropriate confidentiality agreement, for so long as UFF owns one (1%) percent or more of Compass's common stock on a fully diluted basis, Compass shall afford to the officers, attorneys, accountants and other authorized representatives of UFF and/or its assigns free and full access, during regular business hours and upon prior reasonable written notice, to the books, records, personnel, accountants, attorneys, and properties of Compass so that UFF may have full opportunity to make such review, examination and investigation as it may desire of the business and affairs of Compass. Compass will cause its employees, accountants, and attorneys to cooperate fully with said review, examination and investigation and subject to the execution of an appropriate confidentiality agreement, shall make full disclosure to UFF of all material facts affecting its financial condition and





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business operation. Nothing herein shall limit the rights of UFF and/or its assigns which are available under or granted by applicable statutes with respect to access, review, examination and investigations.

         4.10 BOOKS OF RECORD AND ACCOUNT. (a) Compass shall maintain at all times proper books of record and account in accordance with generally accepted accounting principles ("GAAP"), consistently applied. For so long as UFF owns one (1%) percent or more of Compass' common stock, as calculated on a fully diluted basis, Compass will permit, subject to the execution of an appropriate confidentiality agreement, any of UFF's officers or any of their authorized representatives or accountants to visit, upon prior reasonable written notice, and inspect offices and properties, examine its books of account and other records, and discuss its affairs, finances and accounts with its appropriate officers, accountants and auditors, all at such reasonable times and reasonable frequency as UFF may request. (b) In addition, UFF shall be provided with copies of quarterly and annual financial statements no later than 45 days after the end of each fiscal quarter and 120 days after the end of each fiscal year. The financial statements shall consist of balance sheets, statements of operations, statements of cash flows, statements of changes in stockholders equity and notes thereto all prepared in accordance with GAAP. The annual financial statements shall be audited in accordance with GAAP by an accounting firm.

                                   ARTICLE V.
                           INTERPRETATION; SURVIVAL OF
               REPRESENTATIONS AND WARRANTIES; AND INDEMNIFICATION

         5.1. INTERPRETATION. Except where indicated otherwise, each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Except where indicated otherwise, exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualification to any other warranty or representation.

         5.2. SURVIVAL. All representations and warranties made in this Agreement or pursuant hereto shall survive the date hereof and the Closing for a period of twelve (12) months as set forth herein. Notwithstanding anything herein to the contrary, if an indemnitee under this Agreement, by written notice prior to the expiration of the said twelve (12) month period, advises an indemnitor of its question, dispute, debate, variance or contention relative to any specific representation warranty or other matter which is subject to the indemnity provisions of this Section, such survival period shall be extended until such time as the matter in question is resolved.

         5.3. INDEMNIFICATION.

                  (a) By UFF. UFF hereby agrees to indemnify, defend and hold harmless Compass, and its directors, officers, employees and controlled and controlling persons (hereinafter "Compass's affiliates"), from and against all Claims (as hereinafter defined) asserted against, resulting to, imposed upon, or incurred by Compass, Compass's affiliates, their businesses or their assets, directly or indirectly, by reason of, arising out of or resulting from (x) the inaccuracy or breach of any representation or warranty of UFF contained in or made pursuant to this Agreement; and (y) the breach of any covenant of UFF contained in this Agreement. As used in this section, the term "Claim" shall include (i) all liabilities; (ii) all losses, damages, judgments, awards, settlements, reasonable costs and expenses (including, without limitation, interest including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys fees and expenses); and (iii) all demands, claims, actions, costs of investigation, causes of action, proceedings and assessments ultimately determined to be valid.






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                  (b) By Compass. Compass hereby agrees to indemnify, defend and hold harmless UFF and its directors, officers, employees and controlled and controlling persons (hereinafter "UFF's affiliates") from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (x) the inaccuracy or breach of any representation or warranty of Compass contained in or made pursuant to this Agreement; and (y) the breach of any covenant of Compass contained in this Agreement.

                  (c) Materiality. The parties recognize that many of the representations, warranties and covenants set forth in this Agreement are qualified by the term "material". For purposes of this Agreement, the parties hereby agree that a "material" event(s) has occurred if the impact of such event(s) has resulted or is reasonably likely to result in costs, expenses and/or damages for any event(s) singularly or in the aggregate in excess of Fifty Thousand Dollars ($50,000.00)

         5.4. LIMITATION. The parties agree that the indemnification provisions set forth in this Article shall be limited to all Claims in excess of Fifty Thousand Dollars ($50,000.00) (the "Threshold"). Once a Claim exceeds the Threshold, if a party is entitled to indemnification under Section 5.3, such party shall recover all appropriate funds, as provided in Section 5.3, with no reduction for the Threshold amount. Further, the indemnitors shall not be liable for any liabilities resulting from Claims that are covered by any insurance policy or other indemnity or contribution agreement unless, and only to the extent that, the full limit of such insurance policy, indemnity or contribution agreement has been exceeded.

                                   ARTICLE VI.
                                 OTHER COVENANTS

         6.1. OTHER ACTION. Compass and UFF shall use all reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties' obligations to consummate the transactions contemplated in this Agreement.

         6.2 DISCLOSURE SCHEDULE. Compass and UFF shall have a continuing obligation up and until Closing to promptly notify each other in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the disclosure schedules, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

         6.3 CONDUCT OF BUSINESS PENDING ACQUISITION. Compass and UFF covenant and agree that, except as otherwise set forth in this Agreement, between the date of this Agreement and the Closing, the business of Intelicus shall be conducted only in, and neither party shall take any action except in the ordinary course of business and in a manner consistent with past practice; and Compass and UFF will use their best efforts to preserve intact Intelicus' business organization, to keep available the services of its present officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which they have significant business relations.

         6.4 EXPENSES. All of the expenses incurred by UFF in connection with authorization, preparation, execution and performance of this Agreement and other agreements referred to in this Agreement, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for UFF, shall be paid by UFF, and all of the expenses incurred by Compass in connection with the authorization, preparation, execution and performance of this Agreement and other agreements referred to in this Agreement, including without limitation, all reasonable fees and expenses of advisors, agents, representatives, brokers, counsel and accountants, shall be paid by Compass.





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         6.5 NOTIFICATION OF CERTAIN MATTERS.

                  (a) Compass shall give prompt written notice to UFF of the following:

                           (i) the occurrence or nonoccurrence of any event
whose occurrence or nonoccurrence would be reasonably likely to cause either (A) any representation or warranty of Compass contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing (assuming that each representation and warranty was re-affirmed as of each day between the date hereof and the Closing Date, inclusive), or (B) directly or indirectly, any Material Adverse Effect (as defined below); or

                           (ii) any material failure of Compass or any officer,
director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (b) UFF shall give prompt written notice to Compass of the following:

                           (i) the occurrence or nonoccurrence of any event
whose occurrence or nonoccurrence would be reasonably likely to cause either (A) any representation or warranty of UFF contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing (assuming that each representation and warranty was re-affirmed as of each day between the date hereof and the Closing Date, inclusive); or (B) directly or indirectly, any Material Adverse Effect;

                           (ii) any material failure of UFF or any employee or
agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (c) In the event that either Compass or UFF is required to deliver a written notice pursuant to subsection (a) or (b) above, respectively, such party shall, immediately after delivery of such notice, deliver to the other party a revised Schedule updating such representation or warranty. The receiving party shall review the Schedule and within twenty-four (24) hours after its receipt elect to either (i) approve the Schedule for attachment to this Agreement and treat such Schedule as if it had been delivered and attached to this Agreement as of the Schedule Delivery Date, or (ii) treat such Schedule and the events giving rise to such Schedule as a breach of such related representation or warranty in accordance with the terms of this Agreement; provided, however, that any events which are permitted to occur between the date hereof and the Closing, pursuant to the terms of this Agreement, shall in no event be treated as a breach of a representation or warranty hereunder.

                  (d) Notwithstanding the foregoing, the delivery of any notice pursuant to this Section shall not waive or release Compass or UFF, as the case may be, from its representations, warranties, covenants or agreements under this Agreement, except as they may be modified and approved in accordance with this Agreement.

                  (e) Material Adverse Effect" shall mean a material adverse effect on the financial condition, business, earnings, results of operations, assets, liabilities of, Intelicus, Compass and/or UFF, as the case may be, or the transactions contemplated by this Agreement.

         6.6 PUBLIC ANNOUNCEMENTS.

                  (a) Except for and to the extent of any public announcement or disclosures relating to the Transactions as may be required by law, as permitted by Compass or UFF pursuant to Section 11.12 hereof or as provided in this
Section 6.6, Compass and UFF agree that until the consummation of the Transactions or the termination of this Agreement, as the case may be, each party will not, and will direct its directors, officers, employees, representatives and agents who have knowledge of the Transaction not to, disclose to any Person who is not a participant in discussions concerning the Transactions (other than Persons whose consent is required to be obtained hereunder), any of the terms, conditions or other facts with respect to the Transactions, except as may be required by law or court order.

                  (b) This Section 6.6 shall not restrict either Compass or UFF in any actions by such parties which are necessary or appropriate to enforce their respective rights under this Agreement.

         6.7 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Subject to compliance with applicable law, UFF and Compass will (a) cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits or authorization and (b) provide one another with copies of all filings made by such party with any governmental authority in connection with this Agreement.

         6.8 REGISTRATION RIGHTS. At the Closing the parties will enter into a Registration Rights Agreement in the form attached hereto as Schedule 6.8 with respect to the registration on Form S-3 or other appropriate form (the "Registration Statement") of 425,000 of the Acquisition Shares issued and delivered to UFF in connection with this Agreement.

                                  ARTICLE VII.
                    CONDITIONS PRECEDENT TO UFF'S OBLIGATIONS

         Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, UFF's obligations to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article VII, except to the extent that such satisfaction is waived in writing by UFF.

         7.1. REPRESENTATIONS AND WARRANTIES OF COMPASS. All representations and warranties made by Compass in this Agreement and the Schedules hereto shall be true and correct in all material respects on the date hereof, and shall be true and correct in all material respects at the time of the Effective Date as though such representations were again made, without exception or deviation, at the time of the Effective Date.

         7.2. PERFORMANCE OF THIS AGREEMENT. Compass shall have duly performed or complied with all the obligations under this Agreement to be performed or complied with by Compass on or prior to the Closing Date.

                                  ARTICLE VIII.
                   CONDITIONS PRECEDENT TO COMPASS OBLIGATIONS

         Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, Compass's obligations to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article VIII, except to the extent that such satisfaction is waived by Compass in writing.

         8.1. REPRESENTATIONS AND WARRANTIES OF UFF. All representations and warranties made by UFF contained in this Agreement and the disclosure schedules hereto shall be true and correct in all material respects on the date hereof, and shall be true and correct in all material respects at the time of the Effective Date as though such representations were again made, without exception or deviation, at the time of the Effective Date.

         8.2. PERFORMANCE OF THIS AGREEMENT. UFF shall have duly performed or complied with all the obligations under this Agreement to be performed or complied with by UFF on or prior to the Closing Date.

         8.3 CONTRACT EXTENSIONS. The amendment of those certain contracts with the University of Florida, College of Pharmacy as set forth in Schedule 8.3 extending the terms of said contracts to rolling five (5) year terms shall be consummated and closed prior to or contemporaneous with the closing of the transactions contemplated by this Agreement.

                                   ARTICLE IX.
                             OBLIGATIONS AT CLOSING

         9.1. OBLIGATIONS OF COMPASS TO UFF AT CLOSING. Compass hereby covenants and agrees to deliver or cause to be delivered to UFF, on the Closing Date or, if agreed, as soon thereafter as is reasonably possible the following:

                  (a) The fully paid, non-assessable stock certificates evidencing the Acquisition Shares as provided in Section 2.1;

                  (b) A certification by Compass's president that Compass is authorized to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby;

                  (c) The Registration Rights Agreement; and

                  (d) Such other documents and instruments as UFF may reasonably request in order to effectuate the terms of this Agreement.

         9.2. OBLIGATIONS OF UFF TO COMPASS AT CLOSING. UFF hereby covenant and agree to deliver or cause to be delivered to Compass on or before the Closing Date or, if agreed, as soon thereafter as is reasonably possible the following:

                  (a) Duly executed certificates representing the Membership Interest, free and clear of all encumbrances together with any documentary stamps required in connection with such transfer and such other appropriate documents and instruments of transfer as Compass may reasonably request;

                  (b) A certification by an officer of UFF that UFF is authorized to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby;

                  (c) The Registration Rights Agreement; and

                  (d) Such other documents and instruments as Compass may reasonably request in order to effectuate the terms of this Agreement.

                                   ARTICLE X.
                                   TERMINATION

         10.1. TERMINATION PRIOR TO CLOSING DATE. If, prior to the Closing Date:

                  (a) A party hereto shall materially breach or default in the full and timely performance and satisfaction of any of its representations and warranties or obligations under this Agreement, and such breach or default is not cured on or before the fifth (5th) day (or such reasonably longer period if five (5) days is an unreasonable period to cure such breach or default) after the date notice is given by the non-defaulting party to the defaulting party specifying the nature of such breach or default, then the non-defaulting party may terminate this Agreement at anytime following the period for curing such breach or default. The Closing Date will be extended for such reasonable period necessary to allow the defaulting party to cure the breach or default.

                  (b) If any of the conditions set forth in Article VII and
Article VIII hereof are not satisfied on or before December_____, 1999 then Compass or UFF may terminate this Agreement by notifying all parties in writing of its/his election to terminate this Agreement. The Closing Date will be extended for such reasonable period necessary to allow for the satisfaction of such conditions.

                                   ARTICLE XI.
                                  MISCELLANEOUS

         11.1. NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, or by overnight mail, and addressed as set forth below:

         If to UFF:                     University of Florida Foundation, Inc.
                                        The University of Florida
                                        Post Office Box 100185
                                        Gainesville, Florida  32610


         With a copy to:                M. Richard Lewis, Jr., Esq.
                                        Smith Hulsey & Busey
                                        1800 First Union Bank Tower
                                        225 Water Street
                                        Jacksonville, FL  32202


         If to Compass:                 Compass Knowledge Holdings, Inc.
                                        2710 Rew Circle
                                        Suite 100
                                        Ocoee, FL  34761


         11.2. ENTIRE AGREEMENT. This Agreement, including the disclosure schedules attached hereto and the documents delivered pursuant hereto, sets forth all the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless same shall be in writing and signed by the parties hereto.

         11.3. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties.

         11.4. AMENDMENT. The parties hereby irrevocably agree that no attempted amendment, modification or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

         11.5. NO WAIVER. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

         11.6. GENDER AND USE OF SINGULAR AND PLURAL. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

         11.7. COUNTERPARTS. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         11.8. HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

         11.9. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida, and any litigation pertaining or related to this Agreement shall, to the extent permitted by law, be held in Alachua County, Florida.

         11.10. FURTHER ASSURANCES. The parties hereto shall execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

         11.11. LITIGATION. If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party (the "Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegal' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

         11.12. CONFIDENTIALITY. Except for discussions of the transactions contemplated by this Agreement among the parties hereto and their representatives and counsel participating in this transaction, and except as may required of Compass or UFF pursuant to federal securities laws or applicable state Public Records or Sunshine Laws, each party hereto shall, unless all other parties hereto shall otherwise agree, keep confidential and not, directly or indirectly, disclose to any person the existence of this Agreement, the transaction contemplated by this Agreement or any of the terms thereof, and each party hereto shall use its good faith efforts to cause its employees, agents, officers, directors and representatives to abide by the foregoing restrictions on disclosure.

                                  ARTICLE XII.
                               PROTECTION OF MARKS

               As additional consideration for the Membership Interest, Compass hereby agrees that it shall not use the name, symbols, logos, trademarks or other representations of the University of Florida (the "University") or its athletic teams on advertisements, promotional materials, correspondence, or other written documents or materials distributed or made available to the public without the express written consent of the University. All such materials shall be presented to a designated representative of the University for approval in advance of publication. In the case of promotional materials for Intelicus certificate programs, the following standards shall be followed by the University in reviewing such materials for approval:

         1. The UF logo shall not compromise more than 25 percent of the page on which it appears:
         2. The name INTELICUS will be prominently displayed to indicate its sponsorship of the program; and
         3. The Intelicus/University of Florida Foundation relationship will be described as an affiliation rather than a partnership in the Intelicus logo and mark.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.



WITNESSES:                                COMPASS KNOWLEDGE HOLDINGS, INC.



                                          By:
                                             -----------------------------------
Print name:                                  Rogers W. Kirven, Jr., CEO




                                          UNIVERSITY OF FLORIDA FOUNDATION, INC.




                                          By:
-----------------------------------          -----------------------------------
Print name:



         The undersigned hereby execute this Agreement for the sole purpose of agreeing to be bound by the provisions of Section 4.8 of this Agreement.




-----------------------------------          -----------------------------------
Print name:                                  Rogers W. Kirven, Jr.




-----------------------------------          -----------------------------------
Print name:                                  Daniel Devine